                                                                    EXHIBIT 4(i)

                       AMENDMENT NO. 1 TO NOTE AGREEMENT


          AMENDMENT NO. 1 to NOTE AGREEMENT (this "Amendment") dated as of October 30, 1998, by and among FRI-MRD Corporation, a Delaware corporation (the "Company"), each Purchaser identified on the signature pages hereto and IBJ-SCHRODER BANK & TRUST COMPANY, as agent for the Purchasers (in such capacity, the "Agent").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company and certain of the Purchasers have entered into the Note Agreement, dated as of June 9, 1998 (the "Note Agreement"; capitalized terms used herein without being defined herein shall have the meanings ascribed to such terms in the Note Agreement), relating to the Company's $24,000,000 aggregate principal amount of 14% Senior Secured Discount Notes due January 24, 2002;

          WHEREAS, the Purchasers desire to appoint IBJ-Schroder Bank & Trust Company as Agent, pursuant to Section 8.8 of the Note Agreement;

          WHEREAS, the Company agrees to the appointment by the Purchasers of IBJ-Schroder Bank & Trust Company, as Agent;

          WHEREAS, the Company desires to appoint IBJ-Schroder Bank & Trust Company as Paying Agent and Note Registrar;

          WHEREAS, the Company and the Agent acknowledge and agree than each of the Purchasers identified in Schedule I hereto shall constitute, and have the rights and obligations of, the Purchasers under the Note Agreement;

          WHEREAS, certain of the parties to the Note Agreement specified herein acknowledge and agree that such parties no longer have any rights or obligations thereunder, upon the effectiveness of this Amendment;

          WHEREAS, the Purchasers agree to purchase all of the Notes to be issued under the Note Agreement, subject to the satisfaction of the conditions set forth in section 4 of the Note Agreement; and

          WHEREAS, the parties hereto agree to amend the Note Agreement as provided herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:



          Section 1.  Amendments to Note Agreement.  (a) Section 7.1 of the Note
                      ----------------------------
Agreement is hereby amended by inserting the following at the end of such
Section:

          "Notwithstanding the foregoing, any amendment which affects the Agent, the Paying Agent or the Note Registrar, as the case may be, shall require the consent (which shall not unreasonably be withheld) of the Agent, Paying Agent, or the Note Registrar, as the case may be."

          (b) Section 8.5(c) of the Note Agreement is hereby amended by deleting the word "Agent" contained in the penultimate sentence thereof and inserting the word "Company" in replacement therefor.

          (c) Section 8.8 of the Note Agreement is hereby amend by deleting the second sentence thereof and inserting the following in replacement therefor:

          "The Agent shall act in accordance with the instructions of the Purchasers holding in excess of 50% of the Accreted Value of the Notes; provided that the Agent shall not be required to take any actions hereunder in the absence of instructions from Purchasers holding in excess of 50% of the Accreted Value of the Notes."

               (d) Section 8.9 of the Note Agreement shall be amended by inserting the following in replacement therefor:

          "Section 8.9. Duties of Agent. Agent shall be required to exercise the reasonable care which a secured party would customarily exercise with respect to the Pledged

          Collateral in its possession, in its capacity as a secured party. The Agent makes no representation or warranty as to the value or condition of the Pledged Collateral and has no obligation to ensure compliance by the Company of its obligations with respect to the Pledged Collateral."

               (e) Section 8 of the Note Agreement is hereby amended by inserting the following as Sections 8.11 and 8.12 thereof:

          "Section 8.11  Indemnification of Agent.

          (a) The Company agrees to indemnify the Agent, the Paying Agent, the Note Registrar and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of or as a result of any claim, litigation, investigation or proceeding (whether or not an Indemnitee is a party thereto) relating to the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or the performance by the parties hereto of their respective obligations hereunder; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or wilful misconduct of any Indemnitee.

          (b) To the extent (x) the same shall not have been reimbursed by the Company (and the Agent shall have utilized reasonable efforts to seek such reimbursement from the Company) and (y) such claims, damages, liabilities and related expenses relate to actions taken by the Agent in accordance with this Agreement or that have been authorized by the Purchasers in accordance with this Agreement, each Purchaser agrees to indemnify the Agent and each of its directors, officers, employees and agents (each such person being called an "Agent Indemnitee") against, and to hold each Agent Indemnitee harmless from, in the amount of its pro rata share (based on the Accreted Value of Notes held by such Purchaser), any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Agent Indemnitee arising out of or as a result of any claim, litigation, investigation or proceeding (whether or not an Agent Indemnitee is a party thereto) relating to the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or the performance by the parties hereto of their respective obligations hereunder; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities and related expenses result from or arise out of the gross negligence or wilful misconduct of any Agent Indemnitee.

          (c) The indemnities set forth in this Section 8.11 shall survive termination of this Agreement and shall be applicable to any Agent, Paying Agent and Note Registrar following the resignation or removal of such Agent, Paying Agent and Note Registrar with respect to actions taken by such Agent prior to such resignation or removal.

          Section 8.12  Resignation and Removal of the Agent.

          (a) The Agent may resign from the performance of its functions and duties hereunder at any time by giving 30 days' prior written notice to the Purchasers. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clause (b) below. The Agent may be removed at any time by the affirmative vote of Purchasers holding at least 50% in aggregate Accreted Value of the outstanding Notes.

          (b) Upon any such notice of resignation or removal, Purchasers holding at least 50% in aggregate Accreted Value of the outstanding Notes shall appoint a successor Agent hereunder; provided that such Agent shall be subject to prior written approval of the Company (which shall not unreasonably be withheld). If no successor Agent has been appointed within 30 days of the Agent's resignation, the resigning Agent may appoint a successor Agent. Upon the appointment of a successor Agent, the resigning or removed Agent shall transfer and assign all Pledged Collateral in its possession to the successor Agent. Any such successor Agent shall agree to be bound by the provisions of this Agreement."

          (f) Section 9.1 of the Note Agreement is hereby amended by:

               (i) replacing the definition of "Business Day" with the following:

          ""Business Day" shall mean any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Los Angeles, California or New York, New

          York are required by law to close or are customarily closed."; and

               (ii) inserting the following in appropriate alphabetical order:

          ""Paying Agent" shall have the meaning provided under Section 10.12 herein."

          (g) Section 10.1 of the Note Agreement is hereby amended by deleting the first paragraph thereof and inserting the following in replacement therefor:

               "The Company may appoint one or more Note Registrars and may itself act as Note Registrar. The term "Note Registrar" includes any such Note Registrars. The Company hereby appoints IBJ-Schroder Bank & Trust Company to act as the initial Note Registrar. The Company may change or terminate any Note Registrar at any time. The Note Registrar shall cause to be kept a register (the "Note Register") for the registration and transfer of the Notes. The Note Registrar will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement."

          (h) Section 10 of the Note Agreement is further amended by inserting the following as Section 10.12 thereof:

          "Section 10.12. Paying Agent. The Company may, at its option, appoint a paying agent (the "Paying Agent") with respect to the Notes, which is authorized by the Company to make payments pursuant to the instructions of and on behalf of the Company in respect of the principal of and interest on the Notes. The Company hereby appoints IBJ-Schroder Bank & Trust Company to act as initial Paying Agent with respect to the Notes. The Company may appoint one or more additional

          Paying Agents and may itself act as Paying Agent. The term "Paying Agent" includes any such additional Paying Agents. The Company may also change or terminate at any time any Paying Agent."

          (i) The Note Agreement is further amended by deleting Schedule I thereto and inserting Schedule I hereto in replacement therefor.

          (j) The Note Agreement is further amended by incorporating Schedule II hereto as Schedule II to the Note Agreement.

          Section 2.  Acceptance of Appointment.  Each Purchaser hereby
                      -------------------------
irrevocably designates and appoints IBJ- Schroder Bank & Trust Company as the Agent pursuant to Section 8.8 of the Note Agreement. IBJ- Schroder Bank & Trust Company hereby accepts such appointment as Agent and agrees to be bound in all respects by the provisions of the Note Agreement. The Agent's notice address for purposes of the Note Agreement shall be as set forth underneath its signature to this Amendment.

          Section 3.  Acknowledgement.
                      ---------------

          (a) Each of (i) The Mainstay Funds, on behalf of its High Yield Corporate Bond Fund Series, (ii) The Mainstay VP Series Fund, Inc., on behalf of its High Yield Corporate Bond Portfolio and (iii) Teachers' Retirement System of Louisiana acknowledges and agrees that (x) it is a Purchaser under the Note Agreement and (y) the term "Purchaser" as used in the Note Agreement shall mean each such party. Each Purchaser acknowledges and agrees that it has agreed to purchase the aggregate principal amount of Notes (as defined in the Note Agreement) set forth opposite such Purchaser's name on the signature pages hereto, subject to the satisfaction of the conditions set forth in Section 4 of the Note Agreement.

          (b) Each of the Company, the Agent and each Purchaser acknowledges and agrees that it is a party to the Note Agreement, as modified by this Amendment, and is bound by, entitled to the benefits of, and subject to the terms of, the Note Agreement, as modified by this Amendment.

          (c) Each of (i) the Company, (ii) the Agent and (iii) The Brown & Williamson Master Retirement Trust, The Mainstay Fund, on behalf of its Strategic Income Fund, Highbridge Capital Corporation, Police Officers Pension System of the City of Houston and Vulcan Materials Company High Yield Account (all institutions referred to in this clause (iii) are collectively referred to as "Former Purchasers") acknowledges and agrees that each of the Former Purchasers is no longer a party to the Note Agreement and has no rights or obligations thereunder.

          Section 4.  Waiver.
                      ------

          (a) The Purchasers agrees to waive the provisions of Section 5.5 of the Note Agreement for the period from October 30, 1998 through and including January 30, 1999 to the extent necessary to permit KKR and its subsidiaries to maintain and remain liable for secured Indebtedness in an aggregate principal amount not to exceed $1,600,000, which secured Indebtedness was incurred prior to the merger of FRI-Sub, Inc. with and into KKR, pursuant to the Merger Agreement.

          (b) Purchasers holding at least 50% in aggregate Accreted Value (as defined in the Existing Discount Note Agreement) of the outstanding Existing Discount Notes agree to waive the provisions of Section 5.5 of the Existing Discount Note Agreement for the period from October 30, 1998 through and including January 30, 1999 to the extent necessary to permit KKR and its subsidiaries to maintain and remain liable for secured Indebtedness in an aggregate principal amount not to exceed $1,600,000, which secured Indebtedness was incurred prior to the merger of FRI-Sub, Inc. with and into KKR, pursuant to the Merger Agreement. This clause (b) constitutes a waiver under the Existing Discount Note Agreement.

          Section 5.  Status of Note Agreement.  This Amendment is limited
                      ------------------------
solely for the purposes and to the extent expressly set forth herein and nothing herein expressed or implied shall constitute an amendment or waiver of any other term, provision or condition of the Note Agreement or the Existing Discount Note Agreement. Except as expressly amended or waived hereby, the terms and conditions of the Note Agreement and the Existing Discount Note Agreement shall continue in full force and effect.

          Section 6.  Effectiveness.  This Amendment shall become effective upon
                      -------------
the execution hereof by the Company, the Agent and each of the Purchasers.

          Section 7.  Counterparts.  This Amendment may be executed in any
                      ------------
number of counterparts, all of which taken together shall constitute one Amendment, and any of the parties hereto may execute this Amendment by signing such a counterpart.

          Section 8.  Headings.  The descriptive headings of the various
                      --------
Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 9.  Governing Laws.  THIS AMENDMENT SHALL BE GOVERNED BY AND
                      --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

                                   SCHEDULE I

Purchaser:     THE MAINSTAY FUNDS, ON BEHALF OF ITS HIGH YIELD CORPORATE BOND
               FUND SERIES

1.   Principal Amount of Notes being acquired:  $19,000,000

2.   In the case of payments on account of the Notes:
     By wire transfer of Federal or other immediately available funds
        ---- --------
     (identifying each payment as to issuer, security and principal or interest) to:

               ABA # 011000028
               STATE STREET BANK AND TRUST COMPANY
               BOSTON, MASS  02101
               FOR CREDIT TO:
               ACCT NAME:  MAINSTAY HIGH YIELD CORPORATE
               BOND FUND
               DDA # 4266 0761
               ACCT # SN04

3.   All communications shall be delivered or mailed to:


               MacKay-Shields Financial Corporation
               9 West 57th Street
               New York, New York  10019
               Attn:  Steven Tananbaum
               Fax:  (212) 758-4735

               with a copy to:
               Kleinberg, Kaplan, Wolff & Cohen, P.C.
               551 Fifth Avenue
               New York, New York  10176
               Attn:  Fredric A. Kleinberg, Esq.
               Fax:  (212) 986-8866

4.   Tax I.D. #:  04-2910780

Purchaser:     MAINSTAY VP SERIES FUND, INC., ON BEHALF OF ITS HIGH
               YIELD CORPORATE BOND PORTFOLIO

1.   Principal Amount of Notes being acquired:  $3,000,000

2.   In the case of payments on account of the Notes:
     By wire transfer of Federal or other immediately available funds
        ---- --------
     (identifying each payment as to issuer, security and principal or interest) to:

               ABA # 021000018
               BANK OF NEW YORK/CUST.
               GLA 111612
               FOR CREDIT TO:
               ACCT NAME: MAINSTAY V.P. SERIES HIGH YIELD CORPORATE BOND FUND ACCT # 274467

3.   All communications shall be delivered or mailed to:


               MacKay-Shields Financial Corporation
               9 West 57th Street
               New York, New York  10019
               Attn:  Steven Tananbaum
               Fax:  (212) 758-4735

               with a copy to:
               Kleinberg, Kaplan, Wolff & Cohen, P.C.
               551 Fifth Avenue
               New York, New York  10176
               Attn:  Fredric A. Kleinberg, Esq.
               Fax:  (212) 986-8866

4.   Tax I.D. #:   13-3818793

Purchaser:     TEACHERS' RETIREMENT SYSTEM OF LOUISIANA

1.   Principal Amount of Notes being acquired:  $2,000,000

2.   In the case of payments on account of the Notes:
     By wire transfer of Federal or other immediately available funds
        ---- --------
     (identifying each payment as to issuer, security and principal or interest) to:

               ABA # 021-001 033
               BANKERS TRUST, NY, NY
               ACCT # 99-909-782
               FOR FURTHER CREDIT TO:
               ACCT NAME: TEACHERS RETIREMENT SYSTEM OF
                            LOUISIANA
               ACCT # 173955

3.   All communications shall be delivered or mailed to:


               MacKay-Shields Financial Corporation
               9 West 57th Street
               New York, New York  10019
               Attn:  Steven Tananbaum
               Fax:  (212) 758-4735

               with a copy to:
               Kleinberg, Kaplan, Wolff & Cohen, P.C.
               551 Fifth Avenue
               New York, New York  10176
               Attn:  Fredric A. Kleinberg, Esq.
               Fax:  (212) 986-8866

4.   Tax I.D. #:   13-2555119

                                  SCHEDULE II

                               PLEDGED SECURITIES


                Issued and                 Stock
Issuer        Outstanding Shares         Certificate
------        ------------------         -----------

The Hamlet      1,000 shares of Common        3
Group, Inc.     Stock, no par value per
                share

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.



                                                 FRI-MRD CORPORATION, as Company


                                                 By:  /s/ Robert T. Trebing, Jr.
                                                    ----------------------------
                                                    Name: Robert T. Trebing, Jr.
                                                    Title: President



                   [signature pages continued on next page]

                                              IBJ-SCHRODER BANK & TRUST
                                              COMPANY, as Agent


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                              Address:

                                                     -------------------------
                                                     -------------------------
                                                     -------------------------



                   [signature pages continued on next page]

                                  PURCHASERS:

Principal Amount of Notes:          THE MAINSTAY FUNDS, ON BEHALF OF
     $19,000,000                    ITS HIGH YIELD CORPORATE BOND FUND SERIES


                                    By:  MacKay-Shields Financial Corporation
                                    Its: Investment Advisor



                                    By:  __________________________
                                         Name:  Jeffry B. Platt
                                         Title:    Director




                   [signature pages continued on next page]

Principal Amount of Notes:          THE MAINSTAY VP SERIES FUND, INC.,
     $3,000,000                     ON BEHALF OF ITS HIGH YIELD CORPORATE BOND
                                    PORTFOLIO


                                    By:  MacKay-Shields Financial Corporation
                                    Its: Investment Advisor



                                    By:___________________________
                                       Name:  Jeffry B. Platt
                                       Title:  Director


                   [signature pages continued on next page]

Principal Amount of Notes:               TEACHERS' RETIREMENT SYSTEM
       $2,000,000                        OF LOUISIANA



                                       By:  MacKay-Shields Financial Corporation
                                       Its: Investment Advisor


                                       By:___________________________
                                          Name:  Jeffry B. Platt
                                          Title:     Director


                   [signature pages continued on next page]

                        ACKNOWLEDGED AND AGREED TO BY:

                                     THE BROWN & WILLIAMSON MASTER
                                     RETIREMENT TRUST


                                     By:  MacKay-Shield Financial Corporation
                                     Its: Investment Advisor



                                     By:_______________________________
                                        Name:  Jeffry B. Platt
                                        Title:    Director



                   [signature pages continued on next page]

                                 THE MAINSTAY FUND, ON BEHALF OF
                                 ITS STRATEGIC INCOME FUND


                                 By:  MacKay-Shields Financial Corporation
                                 Its: Investment Advisor



                                 By:  ___________________________
                                 Name:  Jeffry B. Platt
                                 Title:    Director



                   [signature pages continued on next page]

                                 HIGHBRIDGE CAPITAL CORPORATION



                                 By:  MacKay-Shields Financial Corporation
                                 Its: Investment Advisor



                                 By:________________________
                                    Name:  Jeffry B. Platt
                                    Title:    Director


                   [signature pages continued on next page]

                                 POLICE OFFICERS PENSION SYSTEM OF
                                 THE CITY OF HOUSTON


                                 By:  MacKay-Shields Financial Corporation
                                 Its: Investment Advisor



                                 By:____________________________
                                    Name:  Jeffry B. Platt
                                    Title:    Director


                   [signature pages continued on next page]

                                 VULCAN MATERIALS COMPANY HIGH
                                 YIELD ACCOUNT



                                 By:  MacKay-Shields Financial Corporation
                                 Its: Investment Advisor



                                 By:____________________________
                                    Name:  Jeffry B. Platt
                                    Title:    Director

                                         IBJ-SCHRODER BANK & TRUST
                                         COMPANY, as Agent


                                         By:   /s/ BARBARA McCLUSKEY
                                               ---------------------------------
                                               Name:  Barbara McCluskey
                                               Title: Vice President


                                         Address:

                                               One State Street
                                               ---------------------------------
                                               New York, New York 10004
                                               ---------------------------------

                                               ---------------------------------


                   [signature pages continued on next page]

                                    PURCHASERS:

Principal Amount of Notes:            THE MAINSTAY FUNDS, ON BEHALF OF ITS
       $19,000,000                    HIGH YIELD CORPORATE BOND FUND SERIES


                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor


                                      By:   /s/ ROBERT A. NISI
                                            -------------------------
                                            Name:  Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

     Principal Amount of Notes:       THE MAINSTAY VP SERIES FUND, INC.,
            $3,000,000                ON BEHALF OF ITS HIGH YIELD
                                      CORPORATE BOND PORTFOLIO


                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

     Principal Amount of Notes:       TEACHERS' RETIREMENT SYSTEM
            $2,000,000                OF LOUISIANA



                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

                        ACKNOWLEDGED AND AGREED TO BY:

                                      THE BROWN & WILLIAMSON MASTER
                                      RETIREMENT TRUST

                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

                                      THE MAINSTAY FUND, ON BEHALF OF
                                      ITS STRATEGIC INCOME FUND

                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

                                      HIGHBRIDGE CAPITAL CORPORATION



                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

                                      POLICE OFFICERS PENSION SYSTEM OF
                                      THE CITY OF HOUSTON


                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director


                   [signature pages continued on next page]

                                      VULCAN MATERIALS COMPANY HIGH
                                      YIELD ACCOUNT


                                      By:   MacKay-Shields Financial Corporation
                                      Its:  Investment Advisor



                                      By:   /s/ ROBERT A. NISI
                                            ------------------------------------
                                            Name: Robert A. Nisi
                                            Title: Director